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                                                                      EXHIBIT 10


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference and use of our report dated October 10, 2001, on the financial statements and financial highlights of the North American Funds Variable Product Series II (comprised of North American - AG Aggressive Growth Lifestyle Fund, North American - Goldman Sachs Large Cap Growth Fund, North American - AG Conservative Growth Lifestyle Fund, North American - AG Core Bond Fund, North American - AG High Yield Bond Fund, North American International Growth Fund, North American - State Street Large Cap Value Fund, North American - INVESCO Mid Cap Growth Fund, North American - Neuberger Berman Mid Cap Value Fund, North American - AG Moderate Growth Lifestyle Fund, North American - AG 2 Money Market Fund, North American - J.P. Morgan Small Cap Growth Fund, North American Small Cap Value Fund, North American - AG Socially Responsible Fund, and North American - AG Strategic Bond
Fund) in Post-Effective Amendment Number 4 to the Registration Statement (Form N-1A No. 333-53589).


                                                 /s/ ERNST & YOUNG LLP
                                                 ERNST & YOUNG LLP

Houston, Texas
December 14, 2001